EXHIBIT 10.74

PROMISSORY NOTE

Charlotte, North Carolina  $155,400

August 1, 2018

FOR VALUE RECEIVED, the undersigned, Stone Street Partners, LLC, a North Carolina limited liability company (the “Maker”), hereby promises to pay to the order of I|M1, LLC, a California limited liability company (together with its successors and assigns, the “Holder”), the principal sum of One Hundred and Fifty-Five Thousand Four Hundred Dollars ($155,400), with all principal and interest amounts outstanding hereunder from time to time, payable on December 31, 2018. This Promissory Note shall carry an interest rate of five percent (5%) per annum, and shall be computed on the basis of a 365-day year.

The Maker reserves the right to prepay all or any portion of this Promissory Note at any time and from time to time without premium or penalty of any kind.

The Maker, for itself and for any guarantors, sureties, endorsers and/or any other person or persons now or hereafter liable hereon, if any, hereby waives demand of payment, presentment for payment, protest, notice of nonpayment or dishonor and any and all other notices and demands whatsoever, and any and all delays or lack of diligence in the collection hereof, and expressly consents and agrees to any and all extensions or postponements of the time of payment hereof from time to time at or after maturity and any other indulgence and waives all notice thereof.

No delay or failure by the Holder in exercising any right, power, privilege or remedy hereunder shall affect such right, power, privilege or remedy or be deemed to be a waiver of the same or any part thereof; nor shall any single or partial exercise thereof or any failure to exercise the same in any instance preclude any further or future exercise thereof, or exercise of any other right, power, privilege or remedy, and the rights and privileges provided for hereunder are cumulative and not exclusive. The delay or failure to exercise any right hereunder shall not waive such right.

This Promissory Note shall be governed by and construed and enforced in accordance with the laws of the State of North Carolina.

IN WITNESS WHEREOF, the undersigned has duly caused this Promissory Note to be executed and delivered as of the date first written above.

Stone Street Partners, LLC

/s/ Martin Sumichrast
Martin A. Sumichrast, Manager